REAL ESTATE SALE AGREEMENT

(Cooper Street Plaza, Arlington, Texas)

THIS AGREEMENT is made as of the 20th day of March, 2012, between HARTMAN SHORT TERM INCOME PROPERTIES XX, INC., a Maryland corporation (referred to herein as “Buyer”), and REGENCY CENTERS, L.P., a Delaware limited partnership (referred to herein as “Seller”).

Background

Buyer wishes to purchase the Seller’s interest in the following shopping center in Texas, identified as:

Center	City	County
Cooper Street Plaza	Arlington	Tarrant

Seller wishes to sell the Seller’s interest in said shopping center to Buyer;

In consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell to Buyer and Buyer agrees to purchase the Seller’s interest in said shopping center, subject to the following terms and conditions:

 1.  DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1

Agreement means this Real Estate Sale Agreement, which shall supercede all prior agreements and understandings between Buyer and Seller concerning the sale and purchase of the Seller’s interest in the shopping center.

1.2

Broker means CB Richard Ellis, a licensed Texas real estate broker, whose address is 2100 McKinney Ave, Suite 700, Dallas, Texas 75201, the responsible broker being Chris Cozby.

1.3

Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Seller’s interest in the shopping center to Buyer.

1.4

Closing Date means the date on which the Closing occurs.

1.5

Contracts mean all service contracts and similar agreements concerning the furnishing of goods and services to Seller with respect to the Property.

1.6

Earnest Money Deposit means the deposit delivered by Buyer to Escrow Agent under Section 2.2 of this Agreement, together with the earnings thereon, if any.

1.7

Effective Date means the business day on which the last of the Buyer and Seller has executed this Agreement.

1.8

Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC 300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

1.9

Escrow Agent means the firm identified as the Escrow Agent in Section 10.2 of this Agreement.

1.10

Hazardous Material means petroleum, petroleum products, dry cleaning solvents and other hazardous or toxic substances as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

1.11

Improvements means all buildings, structures or other improvements owned by Seller, (but not those, if any, owned by tenants) situated on the Real Property, if any.

1.12

Inspection Period means the period of time which begins on the Effective Date and ends at 6:00 p.m. CDT on the thirtieth (30th) day after the Effective Date.

1.13

Leases mean all leases and other occupancy agreements permitting persons to lease or occupy any portion of the Real Property and Improvements, including but not limited to certain ground lease by and between Seller and Home Depot U.S.A. Inc. (the “Home Depot Ground Lease”).

1.14

Materials means all plans, drawings, specifications, soil test reports, environmental assessments and similar documents concerning the Real Property and/or Improvements which are in Seller’s possession.

1.15

Permitted Exceptions means only the following interests, liens and encumbrances:

(a)

Liens for ad valorem taxes not payable on or before Closing;

(b)

The exceptions noted with respect to the Real Property and Improvements in the Existing Title Policy and on the Existing Survey;

(c)

The Leases; and

(d)

Covenants, restrictions, easements and other matters of record;

it being understood, however, that Buyer shall have the Inspection Period within which to determine whether any such item will materially and adversely affect Buyer’s contemplated use of the Property.

1.16

Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems owned by Seller, located in or on the Improvements, (b) the Materials, (c) other tangible personal property used in connection with the ownership  or operation of the Improvements, provided the same are now owned or are acquired by Seller, prior to the Closing, and (d) all trade names, franchises, licenses, permits, easements, development rights and approvals, deposits, credits, air and water rights, construction and product warranties, the Leases (including all security deposits and guarantees given with respect thereto), Contracts and Materials, and all other intangibles owned by or for the benefit of Seller in connection with the shopping center.  The previous provisions to the contrary notwithstanding, the term Personal Property shall specifically exclude oil, gas, petroleum and mineral interests and related royalties and all entrance, exit and leasing signs referencing “Regency”, “Regency Centers” or affiliated entities.

1.17

Property means collectively the Real Property, the Improvements and the Personal Property.

1.18

Purchase Price means the consideration agreed to be paid by Buyer for the purchase of the Seller’s interest in the shopping center as set forth in Section 2.1 (subject to pro-rations and adjustments as provided herein).

1.19

Real Property means the lands and easements more particularly described in the existing title policy with respect to the overall shopping center which is identified in Exhibit 1.19(a) hereof (the “Existing Title Policy”), less and except any and all property contained in Lot 10-A which was previously conveyed by the Seller, and further described as all of Lot 9A-1 and part of Lot 9-B-1.  It is specifically acknowledged by Buyer that the portion of Lot 9-B-1 belonging to Home Depot and Lot 10-A containing the Cooper Eye Doctor building and parking fields are specifically excluded from the transaction contemplated by this Agreement, except for the rights retained by Seller in Lot 10-A.  The foregoing parcel descriptions shall refer to the parcels set forth in that certain replat attached hereto as Exhibit 1.19(b).

1.20

Rent Roll means the Leases enumerated with respect to the Real Property and Improvements, as listed on Exhibit 1.20 of this Agreement, identifying with particularity the space leased by each tenant, the square footage and applicable rent, common area maintenance, tax and other reimbursements, and similar information concerning each of the Leases, together with a separate certificate setting forth security deposits held.

1.21

Seller Financial Statements means the statements of income and expense prepared by Seller for the Property, as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly and quarterly reports of income and expense prepared by Seller for the Property for any such period beginning after the latest of such calendar years, and ending prior to Closing.

1.22

Survey means a map of a staked survey of the Real Property and Improvements prepared by the surveyor who prepared the existing survey for the shopping center identified on Exhibit 1.22 attached hereto (“Existing Survey”), such Survey to comply with the ALTA/ACSM Survey Requirements 2011 for ALTA/ACSM land title surveys jointly established and adopted in 2011, by the American Land Title Association, American Congress on Surveying and Mapping, and the National Society of Professional Surveyors, including optional items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table “A” thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey), or a state standard which is comparable to the foregoing ALTA/ACSM standard.  The Survey shall be certified to Buyer, Seller, and the Title Company.  The Existing Survey has been or will be delivered to Buyer.

1.23

Tenant Estoppel Letter means a letter or other certificate from a tenant certifying as to certain matters regarding such tenant’s Lease, in substantially the same form as Exhibit 1.23 of this Agreement, or in the case of national or regional “credit” tenants, the form customarily used by such tenant.  In any case, the form of Tenant Estoppel Letter which the particular tenant is obligated to give under its lease shall be deemed acceptable, notwithstanding any other requirement of this Agreement.

1.24

Title Company means the Plano, Texas office of Benchmark Title Services, as agent for Chicago Title Insurance Company.

1.25

Title Insurance means a Texas promulgated form of owner’s policy of title insurance in the amount of the Purchase Price insuring marketable fee simple title to the Real Property in Buyer, subject only to the Permitted Exceptions, issued by the Title Company.  Should Buyer or Buyer’s lender require special endorsements to any policy, the cost of such endorsement(s) shall be borne by Buyer.

1.26

Title Insurance Commitment means a preliminary title report whereby the Title Company agrees to issue the Title Insurance to Buyer, together with copies of all instruments which are exceptions noted therein or conditions to be satisfied.

 2.  PURCHASE PRICE AND PAYMENT

2.1

Purchase Price; Payment.  The total Purchase Price for the Property (subject to adjustment as provided herein) shall be $10,800,000.00.  The Purchase Price shall be payable via wire transfer, before 2:00 P.M. CDT on the date of Closing.

2.2

Earnest Money Deposit.  An earnest money deposit in the amount of $100,000.00 shall be deposited with Escrow Agent by Buyer within three (3) business days after the Effective Date.  This Agreement may be terminated by Seller by notice to Buyer if the said deposit is not delivered to Escrow Agent by such deadline.  All deposits made as earnest money, together with the earnings thereon, shall be deemed included within the meaning of the term Earnest Money Deposit for all purposes.  The Earnest Money Deposit shall be held as specifically provided in this Agreement and shall be applied to the Purchase Price at Closing.  After the conclusion of the Inspection Period the Earnest Money Deposit shall not be refundable except upon terms otherwise expressly set forth herein.

2.3

Tax Pro-rations.  Ad valorem taxes and assessments shall be prorated at Closing as of 11:59 p.m. of the day preceding the Closing Date, based upon the highest discounted rate for ad valorem taxes for the year of closing.  If the amount of the taxes for the year of closing are not available on the Closing Date, such taxes will be prorated based upon the highest discounted rate for the immediately preceding calendar year.  The Buyer hereby acknowledges that the ad valorem taxes and assessments for the portion of the Property subject to the Home Depot Ground Lease are paid directly by Home Depot and there shall be no proration of such taxes at Closing.  If applicable, Buyer shall pay the Closing year taxes on the date necessary to obtain the highest discounted rate available.  On or before December 31, 2013, the Buyer and Seller shall re-prorate all ad valorem taxes and assessments, whereupon Seller shall pay to Buyer or Buyer shall pay to Seller, as the case may be, all monies owed thereby.

2.4

Other Pro-rations.  Other matters of income and expense, if any, and other items customarily prorated in transactions of this kind shall be prorated as of 11:59 p.m. of the day preceding the Closing Date.  In the event the Seller incurs additional charges for services provided for the period after Closing under Service Contracts assumed by the Buyer, the Seller shall be permitted to reduce such amounts from any Rents collected by Seller after Closing which are attributable to periods occurring on or after the Closing Date.

2.5

Further Adjustments to the Purchase Price.  The Purchase Price shall be further adjusted by subtracting the amount of security deposits, prepaid rents from and credit balances of tenants under the Leases.  The previous provisions to the contrary notwithstanding, any estimated overpayment or underpayment of CAM, Tax or Insurance charges by Tenants for the year of closing shall be reconciled in accordance with paragraph 2.6 below, and there shall be no credit given against the Purchase Price for any estimated overpayment by Tenants.  Any rents, percentage rents or tenant reimbursements paid by tenants after the Closing Date but applicable to periods prior to the Closing Date shall be remitted to Seller by Buyer within thirty (30) days after receipt.  Buyer shall undertake to collect delinquencies in the ordinary course of its business, but shall have no obligation to institute any litigation.  Seller may separately institute litigation for sums due it from tenants, but shall not attempt to evict any tenant.  Should Buyer collect any delinquent rents or other sums which cover periods prior to the Closing Date and for which Seller received no proration or credit, Buyer shall remit same to Seller within thirty (30) days after receipt.  Buyer will not interfere in Seller’s efforts to collect sums due it prior to the Closing.  Seller will remit to Buyer within thirty (30) days after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring on or after the Closing Date, subject to the right of offset set forth in Section 2.4 above.  Rents not collected as of the Closing Date shall not be prorated at the time of Closing.

2.6

Post Closing Reconciliation: Seller shall provide to Buyer on or before March 31 of the year following the year of Closing a final reconciliation of CAM, Tax and Insurance charges that accrued during Seller’s period of ownership, including an analysis of any sums due by each Tenant to Seller.  Buyer agrees not to seek recovery of any CAM, Tax or Insurance charges from Tenants, whether the same are due to Seller or Buyer, until after receipt of such reconciliation from Seller and further agrees that, after receipt of the reconciliation from Seller, Buyer, as the new landlord, shall request from each Tenant, as applicable, payment of all such sums, including the sums due to Seller and Buyer, in a single request.

2.7

Closing Costs.

(a)

Seller shall pay:

(1)

The costs, if any, of satisfying any liens, curing title defects and recording any curative title documents;

(2)

One-half (1/2) of the escrow fees or closing service fees, if any;

(3)

The costs of Title Insurance;

(4)

The brokerage commission payable to Broker incurred in connection with the sale of the Property to Buyer, if and when this transaction closes, in accordance with a separate written agreement between Broker and Seller;

(5)

Seller’s attorneys’ fees relating to the sale of the Property; and

(6)

If and when Closing occurs, the costs of the new Survey, not to exceed $7,000.00.

(b)

Buyer shall pay:

(1)

The costs of Buyer’s due diligence investigations;

(2)

One-half (1/2) of the escrow fees or closing service fees, if any;

(3)

The costs of the Phase I environmental site assessment to be obtained by Buyer, if any;

(4)

Transfer taxes imposed upon the transactions contemplated hereby;

(5)

The costs of the new Survey to the extent such costs exceed the $7,000.00 to be paid by Seller if and when Closing occurs;

(6)

The costs, fees and taxes attributable to Buyer’s financing, if any;

(7)

The costs of recording the closing documents to be recorded; and

(8)

Buyer’s attorneys’ fees.

 3.  INSPECTION PERIOD AND CLOSING

3.1

Inspection Period.  Buyer shall have the Inspection Period within which to physically inspect the Property and conduct its due diligence related thereto.  Buyer and Buyer’s officers, employees, consultants, attorneys and other authorized representatives shall have the right to reasonable access to the Property and to all records of Seller related thereto (including without limitation title information, property leasing files, maintenance surveys, environmental assessment reports and other information concerning the condition of the Property), at reasonable times during the Inspection Period, for the purpose of inspecting the Property, taking soil and ground water samples, conducting Hazardous Materials inspections, tests and assessments, reviewing the books and records of Seller concerning the Property, evaluating the leasing and physical condition of the Property, conducting tenant interviews and otherwise conducting its due diligence review.  The previous provision to the contrary notwithstanding, the Buyer shall give Seller two (2) days prior written notice prior to conducting any intrusive environmental testing or sampling on the Property, which notice shall be accompanied by a detailed description of the contemplated work and a map indicating the location of the testing.  Such testing shall be conducted in such a way as to minimize interference with the business operations of the Tenants.  Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any third party, governmental or quasi-governmental authorities or organizations.  Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury and mechanics liens caused by or arising from Buyer and its agents and contractors in the conduct of such inspections and investigations.  Prior to any entry upon any Property by Buyer or any officer, employee, agent, consultant or contractor of Buyer, Buyer shall provide Seller with an insurance certificate reflecting commercial general liability insurance coverage of not less than $1,000,000.00, with excess liability coverage of not less than $2,000,000.00, and naming Seller as an additional insured.  Buyer’s indemnity and insurance obligations shall survive the Closing or early termination hereof.  Seller shall cooperate with and assist Buyer in making such inspections, interviews and reviews.  Buyer agrees that it will not interview, converse or communicate with any tenant without affording Seller reasonable notice and an opportunity to be present and furnishing Seller a copy of each and every written communication to or from a tenant promptly upon giving or receiving same.

3.2

Buyer’s Termination Right.  Within the Inspection Period, Buyer may elect whether or not to go forward with this Agreement to Closing, which election shall be made by notice to Seller given within the Inspection Period.  If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination such as Buyer’s indemnity and insurance obligations in Section 3.1, shall terminate, whereupon Escrow Agent shall promptly return to Buyer the Earnest Money Deposit.  Buyer shall return to Seller the materials and information furnished to Buyer by Seller and any other due diligence materials, including, without limitation, any and all third party reports and surveys, acquired by Buyer during the Inspection Period, at no cost to Seller, after the Buyer’s receipt of the Earnest Money Deposit.  After the conclusion of the Inspection Period the Earnest Money Deposit shall not be refundable except upon terms otherwise expressly set forth herein.

3.3

Time and Place of Closing.  The Closing shall take place at the offices of Escrow Agent at 10:00 A.M. CDT on the thirtieth (30th) day following the last day of the Inspection Period.  By providing Buyer with written notice, no later than three (3) business days prior to Closing Seller shall have the right to extend the date of Closing by thirty (30) days if Seller has not obtained all required Tenant Estoppel Letters.  At any time during such thirty (30) day extension period, Seller may provide Buyer with written notice that all required Tenant Estoppel Letters have been obtained, and the Closing shall be set at a time mutually agreeable to Buyer and Seller within the next five (5) business days following such written notice.

3.4

Property Information. Seller shall make available (to the extent not already made available) to Buyer for review and copying at the local office of the Seller  or the property manager for the Property within three (3) days after the Effective Date of this Agreement, to the extent in Seller's possession, the following (the "Property Information"):

(a)

a current rent roll for the Real Property, indicating rents collected, scheduled rents and concessions, and to the extent possible, showing delinquencies, and security deposits held (collectively, the "Rent Rolls");

(b)

the most current operating statements for the Real Property, if available (collectively, the "Operating Statements");

(c)

existing land title surveys, if any, for the Real Property (collectively, the "Existing Surveys");

(d)

any environmental inspection/testing reports, soils testing reports and/or engineering reports prepared for Seller or Seller's predecessors;

(e)

to the extent already prepared and in Seller's possession, a schedule of all tenant deposits (security or otherwise) which schedule may be a part of the Rent Rolls;

(f)

to the extent already prepared and in Seller's possession, a schedule of all present and future rental concessions, by tenants, which schedule may be a part of the Rent Rolls;

(g)

if available, legible copies of all plans, specifications and working drawings, including floor plans and elevations, of the Real Property;

(h)

legible copies of all ad valorem tax receipts for calendar years 2010 and 2011 and any notices applicable to 2012, and all assessment (special or otherwise) notices and statements, if available;

(i)

a legible copy of Seller's standard lease form;

(j)

to the extent already prepared and in Seller's possession, a current inventory of all tangible personal property and fixtures owned by Seller and located on, attached to, or used in connection with the Real Property;

(k)

legible copies of all service, maintenance, management or other contracts relating to the ownership and operation of the Real Property;

(l)

all warranties and guaranties relating to the Real Property or to the tangible personal property and fixtures owned by Seller and located on, attached to, or used in connection with the Real Property, if available;

(m)

legible copies of all utility and repair expenses incurred by Seller for the operation of the Real Property for each month for the preceding two (2) years, to the extent available, and copies of ail utility permits, applications and reservations, if any;

(n)

to the extent already prepared and in Seller's possession, a schedule of all insurance claims over the past three (3) years that relate to the Real Property;

(o)

historical occupancy information for the last twenty-four (24) months, if available;

(p)

legible copies of all documentation regarding any roof, foundation and for pest control (including termite) work performed on the improvements on the Real Property and the bonds and for warranties of said work;

(q)

to the extent already prepared and in Seller's possession, a schedule of yearly capital expenditures on the Real Property during calendar year 2010, 2011, and 2012 (year-to- date);

(r)

aging reports detailing payments delinquency of any tenants for the past twelve (12) months;

(s)

all available certificates of occupancy;

(t)

legible copies of all orders of any governmental agencies affecting the Real Property, including any notices received regarding the Real Property;

(u)

a description of all threatened and pending litigation that affects the Real Property;

(v)

to the extent available, copies of all permits (ie., signage, boiler, etc.);

(w)

copies of all flat rate billings for tenant expense reimbursements (common area maintenance, taxes, insurance, etc.) provided for in the tenant lease agreements and support of actual payments received for such reimbursements;

(x)

to the extent available, copy of the general ledger for 2011 and 2012 (year-to-date; and

(y)

copies of all utility accounts from Seller which will be transferred to Buyer at Closing; and

(z)

2012 Operating budget

Notwithstanding any provision hereof to the contrary, Seller's obligation to provide the Property Information to Buyer shall only extend to those items which are already in existence and in the possession of Seller. Under no circumstances shall Seller have any obligation to prepare any new schedules or reports, or to obtain any Property information not already in Seller's possession.

Under no circumstances shall Buyer be entitled to review any appraisals relating to the Property or any internal financial audits relating to the Property.

3.5

Right to Audit Financials.  Upon Buyer’s prior written request, for a period of two (2) years following the Closing, Seller shall make Seller’s books and records available to Buyer during normal business hours for inspection, copying and audit by Buyer’s designated accountants, at Buyer’s expense, in order to comply with any Securities and Exchange Commission requirements related to Rule 3-14 of Regulation S-X.  In no event shall Seller incur any liability whatsoever in conjunction with any related audit.

 4.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

Seller, in its capacity as owner of the Property, warrants and represents, and, where indicated, covenants and agrees, as follows:

4.1

Organization; Authority.  Seller is duly organized, validly existing and in good standing under the laws of the state of its organization.  Seller is authorized to transact business in the state in which the Real Property is located.  Seller has full power and authority to enter into and perform this Agreement in accordance with its terms.

4.2

Title.  Seller is the owner in fee simple of the Real Property.

4.3

Litigation.  There is no litigation or proceeding pending, or to the best of Seller’s knowledge, threatened against Seller relating to the Property, except as set forth on Exhibit 4.3 attached hereto.

4.4

Leases.  There are no Leases affecting the Real Property and Improvements other than those listed on the Rent Roll.  The copies of the Leases, which will be made available to Buyer during the course of the Inspection Period, will be, to the best knowledge of Seller, true and correct copies thereof.  Between the end of the Inspection Period and the Closing Date, Seller will not terminate or modify any of the Leases, enter into any new Leases or grant additional renewal rights to any tenant, without the consent of Buyer.  During the Inspection Period Seller will advise Buyer of the terms of any proposed new Lease or material modification of any existing Lease, or of any termination.  No rent or reimbursement has been paid more than one (1) month in advance.  No security deposit has been paid, except as stated on a separate certified report from Seller.  No tenants under the Leases are entitled to interest on any security deposits.

4.5

Financial Statements.  Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the results of operations for the Property as of and for the periods to which they relate.

4.6

Contracts.  Except as stated on Exhibit 4.6 attached hereto, which is a list of all service contracts in force and effect as of the date hereof, there are no Contracts affecting the Real Property.  To the best of Seller’s knowledge, all Contracts are in full force and effect, and all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; no party to any Contract has asserted any claim of default or offset against Seller with respect thereto and no event has occurred or failed to occur, which would in any way affect the validity or enforceability of any such Contract.  To the best of Seller’s knowledge, the copies of the Contracts to be delivered to Buyer will be true, correct and complete copies thereof.  During the term of this Agreement, Seller will fulfill its obligations under all Contracts, and between the end of the Inspection Period and the Closing will not terminate or modify any Contracts or enter into any new Contract without the consent of Buyer (not to be unreasonably withheld) except such obligations as are freely terminable without penalty upon not more than thirty (30) days’ written notice.  Unless Buyer provides Seller with written notice thirty (30) days prior to Closing of Buyer’s election to terminate a Contract, the Buyer shall be deemed to have approved the Contract and agrees to assume all rights and obligations under the Contracts as of the Closing Date.

4.7

Maintenance and Operation of Property.  From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer’s prior written consent, not to be unreasonably withheld.  Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property, without replacing the same with a replacement of the same general quality and/or type.  Seller covenants to maintain such casualty and liability insurance on the Property as is presently being maintained.

4.8

Rent Roll; Tenant Estoppel Letters.  The Rent Roll is true and correct in all material respects.  Seller shall request current Tenant Estoppel Letters from Home Depot, K&G Men’s Superstore, Mattress Firm, Office Max and TGI Fridays within five (5) business days after the Effective Date of this Agreement and shall use commercially reasonable efforts to deliver them to Buyer before the end of the Inspection Period.  After the Inspection Period ends without termination by Buyer, Seller shall use commercially reasonable efforts to obtain Tenant Estoppel Letters from the remaining Tenants under the Leases.

4.9

Condemnation.  To the best knowledge of Seller, neither the whole nor any portion of the Real Property, including access thereto, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending or formally threatened any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof.  Seller has received no notice nor has any other knowledge that any such proceeding is contemplated.

4.10

Consents and Approvals; No Violation.  Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) conflict with or breach any provision of the organizational documents of Seller; (b) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture or deed of trust to which Seller is a party; or (c) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller.

4.11

Environmental Matters.  Except for uses permitted by applicable law, to the best of Seller’s knowledge Seller has used no Hazardous Material at the Real Property, nor has Seller knowingly permitted any other person to do so, except as reflected by the environmental assessment report to be delivered to Buyer as part of Buyer’s due diligence, or as otherwise set forth on Exhibit 4.11 attached hereto.

4.12

Foreign Investment and Real Property Tax Act.  Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code, or under any comparable state statutes which are applicable to this transaction.  At Closing Seller will execute and deliver to Buyer an affidavit regarding such matters.

4.13

Seller’s Knowledge.  When used herein, the term “to the best of Seller’s knowledge” or “to the best of knowledge of Seller” shall mean only the actual, current, conscious knowledge, without inquiry (not constructive or implied knowledge) of Seller’s representative Stuart Brackenridge.

 5.  WARRANTIES AND REPRESENTATIONS OF BUYER

Buyer warrants and represents, and, where indicated, covenants and agrees, as follows:

5.1

Buyer hereby warrants and represents that Buyer is an entity which is duly organized, validly existing and in good standing under the laws of the state of its organization.  Buyer is and will be authorized to transact business in the state in which the Real Property is located.  Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms.

5.2

Buyer agrees to provide Seller evidence within thirty (30) days from the execution of this Agreement that reports required by a lender including but not limited to, appraisal reports, environmental studies, engineering reports have been ordered.  In the event that Buyer does not provide such evidence to Seller, Seller shall have the right to terminate this Agreement at its sole discretion.

5.3

USA Patriot Act.

(a)

None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “US Patriot Act”).

(b)

Buyer is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designed and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

5.4

Disclaimer.  BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, SELLER HAS NOT MADE, AND SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS OF ANY KIND OR CHARACTER

REGARDING ANY ASPECT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (A) THE VALUE, NATURE, QUALITY OR PHYSICAL CONDITION THEREOF, (B) THE INCOME TO BE DERIVED THEREFROM, (C) THE SUITABILITY OF THE PROPERTY FOR ANY ACTIVITY OR USE WHICH BUYER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (G) COMPLIANCE OF THE PROPERTY WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE THEREIN, THEREON OR THEREUNDER OF HAZARDOUS MATERIALS.  ADDITIONALLY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF BUYER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT REGARDING THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREIN.  BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATIONS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, OTHER THAN INFORMATION EXPRESSLY REQUIRED TO BE PROVIDED BY SELLER HEREUNDER.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW THE SALE PROVIDED FOR HEREIN ARE MADE ON AN “AS-IS, WHERE-IS” BASIS WITH ALL FAULTS.  FURTHERMORE, EXCEPT FOR ANY CLAIM THE BUYER MAY HAVE AS A RESULT OF THE BREACH BY THE SELLER OF ANY EXPRESS REPRESENTATION OR WARRANTY OF SELLER SET FORTH HEREIN OR IN THE CLOSING DOCUMENTS, BUYER DOES HEREBY RELEASE AND FOREVER DISCHARGE SELLER, ITS DIRECTORS, SHAREHOLDERS, OFFICERS, EMPLOYEES, LEGAL REPRESENTATIVES, AGENTS AND ASSIGNS, FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, CLAIMS AND DEMANDS FOR, UPON OR BY REASON OF ANY DAMAGE, LOSS OR INJURY WHICH HERETOFORE HAVE BEEN OR WHICH HEREAFTER MAY BE SUSTAINED BY BUYER RESULTING FROM OR ARISING OUT OF THE PRESENCE OF ANY HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL CONTAMINATION ON OR IN THE VICINITY OF THE PROPERTY, INCLUDING THE SOIL AND/OR GROUNDWATER (HEREINAFTER REFERRED TO AS THE “CLAIMS”).  THIS RELEASE APPLIES TO ALL SUCH CLAIMS WHETHER THE ACTIONS CAUSING THE PRESENCE OF HAZARDOUS MATERIALS ON OR IN THE VICINITY OF THE PROPERTY

OCCURRED BEFORE OR AFTER THE CLOSING.  THIS RELEASE EXTENDS AND APPLIES TO, AND ALSO COVERS AND INCLUDES, ALL STATUTORY OR COMMON LAW CLAIMS THE BUYER MAY HAVE AGAINST THE SELLER. THE PROVISIONS OF ANY STATE, FEDERAL, OR LOCAL LAW OR STATUTE PROVIDING IN SUBSTANCE THAT RELEASES SHALL NOT EXTEND TO CLAIMS, DEMANDS, INJURIES OR DAMAGES WHICH ARE UNKNOWN OR UNSUSPECTED TO EXIST AT THE TIME, TO THE PERSON EXECUTING SUCH RELEASE, ARE HEREBY EXPRESSLY WAIVED.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

 6.  POSSESSION; RISK OF LOSS

6.1

Possession.  Possession of the Property will be transferred to Buyer at the conclusion of the Closing, subject to the Permitted Exceptions.

6.2

Risk of Loss.  All risk of loss to the Real Property and Improvements shall remain upon Seller until the conclusion of the Closing.  If, before Closing, any material and substantial portion of the Real Property and/or Improvements is damaged by fire or other casualty, or if any material and substantial portion of the Real Property and/or Improvements is taken or formally threatened by eminent domain, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

(a)

terminate this Agreement upon notice to Seller given within ten (10) business days after such notice from Seller; or

(b)

proceed with the purchase of the Property, in which event Seller shall assign to Buyer all Seller’s right, title and interest in all amounts due or collected by Seller under any insurance policies or as condemnation awards.

For purposes of this Section 6.2, “material and substantial”, (i) with respect to a casualty, means damage to the Real Property and/or Improvements of such nature that the cost of restoring the same to its condition prior to the casualty would exceed $500,000.00; and (ii) with respect to condemnation, means a taking which would prevent Buyer from using the Property for the use intended.  If less than a material and substantial portion of the Real Property and/or Improvements is damaged by fire or other casualty or taken or formally threatened by eminent domain, then Buyer shall have no rights to terminate the Agreement under this Section 6.2; provided, however, at Closing, Seller shall assign to Buyer all Seller’s right, title and interest in all amounts due or collected by Seller under any insurance policies or as condemnation awards.

 7.  TITLE MATTERS

Seller has previously delivered to Buyer copies of the Existing Title Policy and the Existing Survey.  Seller shall order the new Title Insurance Commitment within three (3) business days after the Effective Date and will use diligent efforts to obtain and deliver the new Title Insurance Commitment to Buyer within fifteen (15) days after the Effective Date.  Within three (3) days after the Effective Date, Buyer shall order a new Survey.  Buyer will have five (5) business days after its receipt of both the new Title Insurance Commitment and the new Survey, but in no event longer than the end of the Inspection Period, within which to notify Seller in writing of any conditions, defects, encroachments or other objections to title or survey which are not acceptable to Buyer. Any matter disclosed by the Title Insurance Commitment (other than liens arising through Seller which are removable by the payment of money, for which Seller shall be obligated to cure) or by the new Survey which is not timely specified in Buyer’s written notice to Seller, shall be deemed a Permitted Exception.  Seller shall have a period of five (5) business days after receipt of Buyer’s title objection letter in which to elect to cure such title objections, provided however that Seller shall not be obligated to cure or institute any litigation with respect thereto (other than liens arising through Seller).  If Seller elects to cure such title objections, Seller shall use reasonable efforts to cure such objections to title or survey by Closing.  If Seller elects not to cure such title objection(s), within five (5) days after Seller’s response, Buyer shall elect to (i) refuse to purchase the Property and terminate this Agreement and receive a return of the Earnest Money Deposit; or (ii) waive such objection(s) and close the purchase of the Property, subject to the objection(s), and without reduction of the Purchase Price. In the event Buyer fails to deliver notice of its election to Seller, Buyer shall be deemed to have elected to waive such objection(s) and close the purchase of the Property.

 8.  CLOSING DELIVERIES

8.1

Seller Deliveries.  At Closing Seller shall deliver:

(a)

A special warranty deed in proper form for recording, duly executed, witnessed and acknowledged, so as to convey to Buyer the fee simple title to the Real Property and Improvements, subject only to the Permitted Exceptions.  The previous provision to the contrary notwithstanding, Buyer acknowledges and agrees that the special warranty deed executed by the Seller shall except from the conveyance of the Real Property and Improvements and shall reserve unto the Seller and its successors and assigns, in perpetuity, all of the oil, gas, petroleum, minerals, and mineral rights and related royalties in, under, and upon the Real Property, and all proceeds and other rights in connection therewith; provided, however, Seller will, for Seller, its successors and assigns, surrender and release Seller’s right to use the surface of the property for any purpose related to Seller’s ownership of the oil, gas, petroleum, minerals, and mineral rights and related royalties reserved, including, but not necessarily limited to, Seller’s right to use the surface for and in connection with the explorations for and the development, production, and mining of oil, gas, petroleum or other minerals from the Real Property, to the end that the Buyer may have the exclusive use of the surface of the Real Property;

(b)

Originals, if available, or if not, true copies of the Leases and Contracts;

(c)

Assignment to Buyer of all Leases, containing an indemnity against breach of such instruments by Seller prior to the Closing Date and including all security deposits and other sums from tenants held by or for Seller with respect to the Leases, and containing a reciprocal indemnity from Buyer against breach of such instruments and claims made by tenants which arise from and after the Closing Date;

(d)

Assignment to Buyer of all Contracts, containing an indemnity against breach of such instruments by Seller prior to the Closing Date, and containing a reciprocal indemnity from Buyer against breach of such instruments and claims which arise from and after the Closing Date;

(e)

A quitclaim bill of sale or assignment of all Personal Property;

(f)

An updated Rent Roll certified by Seller;

(g)

Tenant Estoppel Letters obtained by Seller, if not already delivered to Buyer, which must include those from seventy five percent (75%) by number of the tenants who have signed leases for any portion of the Real Property.  In the event that one or more of the required Tenant Estoppel Letters is not delivered at least three (3) business days prior to Closing, the Seller shall have the right, in fulfillment of this condition, to deliver a Landlord Estoppel Letter in the form attached hereto as Exhibit 8.1(g) (“Landlord Estoppel Letter”).  If Seller delivers a Landlord Estoppel Letter for any tenant and within ninety (90) days thereafter delivers a Tenant Estoppel Letter from such tenant in form required herein and containing the same provisions as are included in the Landlord Estoppel Letter, Seller will be released from any and all liabilities and obligations thereafter accruing under such Landlord Estoppel Letter;

(h)

An owner’s affidavit, non-foreign affidavit, non-tax withholding certificate and such other documents as may reasonably be required by the Title Company in order to effectuate the provisions of this Agreement and the consummation of the transactions contemplated herein;

(i)

Resolutions or affidavits of Seller authorizing the transaction described herein;

(j)

All keys and other means of access to the Improvements in the possession of Seller or its agents, or if the Improvements are accessed by a master key, Buyer shall be responsible for re-keying such Improvements;

(k)

Letters to tenants signed by Seller notifying the tenants of the acquisition of the Property by Buyer and directing the tenants to pay all rents and other sums to Buyer from and after the Closing Date; and

(l)

Such other documents as the Title Company may reasonably request to effect the transaction contemplated by this Agreement.

8.2

Buyer Deliveries.  At Closing Buyer shall deliver:

(a)

A direction to Escrow Agent to disburse the Earnest Money Deposit to Seller;

(b)

The balance of the Purchase Price;

(c)

The Assignment of Leases described in Subsection 8.1(c) above;

(d)

The Assignment of Contracts described in Subsection 8.1(c) above;

(e)

Resolutions or affidavits of Buyer authorizing the transactions described herein;

(f)

Joinder(s) by Buyer in the letters to tenants required of Seller in Section 8.1(k) above; and

(g)

Such other documents as the Title Company may reasonably request to effect the transactions contemplated by this Agreement.

8.3

Reasonable Efforts.  Each of the parties hereto agrees to use reasonable efforts to take or cause to be taken all actions reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

 9.  BREACH; REMEDIES

9.1

Breach by Seller.  In the event of a breach of Seller’s obligations herein, Buyer may, at Buyer’s election: (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as expressly survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.

9.2

Breach by Buyer.  In the event of a breach of Buyer’s obligations herein, Seller’s sole legal and equitable remedy (except for breaches related to

Buyer’s indemnity and insurance obligations) shall be to terminate this Agreement and retain Buyer’s Earnest Money Deposit as AGREED LIQUIDATED DAMAGES for such breach, and upon payment in full to Seller of such Earnest Money Deposit, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except the indemnity and insurance obligations of Buyer, for which Seller, in the event of a breach thereof by Buyer, shall have available to it all remedies at law or in equity).

 10.  MISCELLANEOUS

10.1

Commissions.  Seller and Buyer represent to each other that neither Seller (in the case of Seller’s representation) nor Buyer (in the case of Buyer’s representation) has dealt with nor does it have any knowledge of any broker or other person who has or may have any claim against Seller, Buyer or the Property for a brokerage commission, finder’s fee or like payment arising out of or in connection with this transaction, other than Broker.  Buyer agrees to indemnify and hold Seller harmless from any other such claim arising by, through or under Buyer, and Seller agrees to indemnify and hold Buyer harmless from any other such claim arising by, through or under Seller.

10.2

Notices.  All notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be in writing, signed by the party or its counsel identified below, and shall be served (as an alternative to personal service) by registered or certified mail, overnight courier service or facsimile transmission (followed promptly by personal service or mailing of a hard copy), at the addresses set forth below:

As to Seller:	Regency Centers, L.P. Attention: Stuart Brackenridge 8080 North Central Expressway, Suite 600 Dallas, TX 75206 Telephone: 214/706-2506 Facsimile: 214/696-9512
With a copy to Seller’s Counsel	Rogers Towers, P.A. Attention: John R. Ibach, Esq. 1301 Riverplace Blvd., Suite 1500 Jacksonville, FL 32207 Telephone: 904/398-3911 Facsimile: 904/396-0663

As to Buyer:	Hartman Short Term Income Properties XX, Inc. Attention: Julian Kwok 2909 Hillcroft, Suite 420 Houston, Texas 77057 Telephone: 713/586-2611 Facsimile: 713/973-8912
With a copy to Buyer’s Counsel:	Hartman Short Term Income Properties XX, Inc. Attention: Jim Stokes, General Counsel 2909 Hillcroft, Suite 420 Houston, Texas 77057 Telephone: 713/586-2646 Facsimile: 713/465-3132
With a copy to Escrow Agent: (if required)	Benchmark Title Services Attention: Brett Poston 2000 McKinney Ave., 4th Floor Dallas, Texas 75201 Telephone:: 214/485-8676 Facsimile: 214/485-8698

Any such notice or demand so secured, shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier, or by confirmation of the facsimile transmission.

10.3

Headings.  The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

10.4

Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and every other provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

10.5

Attorneys’ Fees.  In the event of any dispute, litigation or other proceeding between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereunder, the unsuccessful party to such dispute, litigation or other proceeding shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees, incurred at trial, on appeal, and in any arbitration, administrative or other proceedings, all of which may be included in and as a part of the judgment rendered in such litigation.  Any indemnity provisions herein shall include indemnification for such costs and fees.  This section shall survive the Closing or a prior termination hereof.

10.6

Time. Time is of the essence of this Agreement, provided that if any date upon which some action, notice or response is required of any party hereunder occurs on a weekend or national holiday, such action, notice or response shall not be required until the next succeeding business day.

10.7

Governing Law.  This Agreement shall be governed by the laws of the state in which the Real Property is located.

10.8

Gender; Plural; Singular; Terms.  A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires.  The terms “herein,” “hereof,” “hereunder,” and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

10.9

Exhibits.  All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

10.10

Counterparts, Further Instruments, Etc. This Agreement may be executed in counterparts, and when so executed shall be deemed executed as one agreement. Seller and Buyer shall execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

10.11

No Recording.  Neither this Agreement nor any memorandum notice or short form hereof shall be recorded.

10.12

Survival of Seller’s Representations and Warranties.  The representations and warranties of Seller set forth in this Agreement, including, without limitation, Article 4 hereof, shall survive the Closing for a period of one hundred eighty (180) calendar days following the Closing Date (the “Survival Period”), at which time they will be of no further force or effect except as hereinafter provided in this Section 10.12.  No claim asserted after Closing for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer prior to Closing or disclosed or referenced in this Agreement, the documents delivered as part of the due diligence documentation, the Existing Title Policy, Existing Survey, Title Insurance Commitment or the Survey.  Seller shall not have any liability to Buyer for a breach of any representation or warranty (a) unless the valid claims for all breaches with respect to the Property collectively aggregate more than Fifty Thousand Dollars ($50,000.00), in which event only the amount of such valid claims in excess of Fifty Thousand Dollars ($50,000.00) shall be actionable, up to the Cap (as defined in this Section 10.12), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of the Survival Period and an action shall have been commenced and filed by Buyer against Seller within sixty (60) days after delivery of notice of the alleged breach.  As used herein, the term “Cap” shall mean One Hundred Thousand Dollars ($100,000.00) in the aggregate.  In no event whatsoever shall Seller have any liability to Buyer in excess of the Cap for any claims asserted after Closing for a breach.

10.13

Successors and Assigns.  Buyer shall not assign its rights hereunder except to affiliated entities.  An affiliated entity for purposes hereof shall include any entity in which (a) a party or a parent or subsidiary of a party owns a majority interest, or (b) a party or a parent or subsidiary of a party has an equity interest and is a general or managing partner/member or manager.  The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and permitted assigns of the parties.  No third parties, including any brokers or creditors, shall be beneficiaries hereof or entitled to any rights or benefits hereunder.

10.14

Entire Agreement.  This Agreement, together with the exhibits attached hereto, supercedes all prior agreements between the parties as to the Property, if any, and constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Agreement may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller or their respective counsel identified herein.

10.15

Facsimile or .pdf.  Signatures to this Agreement transmitted by telecopy or email (.pdf) shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or emailed signature and shall accept the telecopied or emailed signature of the other party to this Agreement.

10.16

1031 Exchange.  Buyer acknowledges that Seller may effect a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”).  Accordingly, Buyer agrees that it will cooperate with Seller to effect a tax-free exchange in accordance with the provisions of Section 1031 of the Code and the regulations promulgated with respect thereto.  Seller shall be solely responsible for any additional fees, costs or expenses incurred in connection with the like-kind exchange contemplated by this paragraph, and Buyer shall not be required to incur any debt, obligation or expense in accommodating Seller hereunder.  In no event shall Seller’s ability or inability to effect a like-kind exchange, as contemplated hereby, in any way delay the Closing or relieve Seller from its obligations and liabilities under this Agreement.  Seller hereby agrees to indemnify and hold harmless Buyer from any liability, losses or damages incurred by Buyer in connection with or arising out of the Section 1031 like-kind exchange, including but not limited to any tax liability.

10.17

Escrow Agent.  The terms and conditions set forth in this Agreement shall constitute both an agreement between Seller and Buyer and instructions for Escrow Agent, which Escrow Agent shall acknowledge and agree to be bound by, as evidenced by its execution of this Agreement.  Seller and Buyer shall promptly execute and deliver to Escrow Agent any separate or additional escrow instructions requested by Escrow Agent which are consistent with the terms of this Agreement.  Any separate or additional instructions shall not modify or amend the provisions of this Agreement unless otherwise expressly agreed by mutual consent of Buyer and Seller.  Buyer and Seller both hereby acknowledge and agree that Escrow Agent shall hold and deliver the Earnest Money Deposit and all other deposits which may be made under this Agreement in accordance with the terms and conditions of this Agreement and that Escrow Agent shall be relieved of all liability and held harmless by both Seller and Buyer in the event Escrow Agent makes any disbursement of such monies in accordance with the terms and provisions of this Agreement.  Escrow Agent shall be relieved from any responsibility or liability and held harmless by both Buyer and Seller in connection with the discharge of Escrow Agent’s duties hereunder provided that Escrow Agent exercises ordinary and reasonable care in the discharge of such duties.  In the event of any dispute as to the disbursement of escrow funds or any claim thereto by any party or person, Escrow Agent shall bring a suit in interpleader in the District Court for Tarrant County, Texas naming the parties to this Agreement and any other parties as may be appropriate in the opinion of Escrow Agent.  The Buyer and Seller shall indemnify and hold harmless Escrow Agent from all costs, including attorneys’ fees, in connection with such interpleader action.  Upon the filing of said suit and deposit of the balance of escrow funds in the registry of the Court, Escrow Agent shall have the right to withdraw from said suit, and all obligations of Escrow Agent shall cease and terminate.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“SELLER”

REGENCY CENTERS, L.P.,

a Delaware limited partnership

By:

Regency Centers Corporation, a Florida corporation, its General Partner

By:      Stuart Brackenridge

            Stuart Brackenridge

Title:  Vice President

Date:  March 20, 2012

Tax Identification No:  59-3429602

“BUYER”

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC, a Maryland corporation

By:       Allen R. Hartman

Name:  Allen R. Hartman

Title:  President

Date: March 20, 2012

Tax Identification No: 26-3455189

JOINDER OF ESCROW AGENT

Escrow Agent joins herein for the purpose of agreeing to comply with the terms hereof insofar as they apply to Escrow Agent.  Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of the foregoing Agreement.

BENCHMARK TITLE SERVICES

By:

Its Authorized Agent

Date:

“ESCROW AGENT”

EXHIBIT 1.19(a)

Identification of Existing Title Insurance Policy

Chicago Title Policy dated October 20, 1995; Policy # 44-903-100-463256AA

EXHIBIT 1.19(b)

Replat

Attached

EXHIBIT 1.20

Rent Roll

Attached

EXHIBIT 1.22

Identification of Existing Survey

Survey by Dunaway Associates/Surveying date May 6, 1994

EXHIBIT 1.23

Form of Tenant Estoppel Letter

(date)

Attention:

RE:

_____________________________________________ (Name of Shopping Center)

Ladies and Gentlemen:

The undersigned (Tenant) has been advised you may purchase the above Shopping Center, and we hereby confirm to you that:

1.

The undersigned is the Tenant of _________________, Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as __________________________ Store No. ______ [or Address: _____________], and containing approximately _____ square feet, under the terms of the lease dated _______, which has (not) been amended by amendment dated the “Lease”).  There are no other written or oral agreements between Tenant and Landlord.  Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated herein, and there are no side agreements or understandings between Landlord and Tenant.

2.

The term of the Lease commenced on ___________, expiring on ___________________, with options to extend of ________________ (___) years each.

3.

As of ____________________, monthly minimum rental is $_______________ a month.

4.

Tenant is required to pay its allocated share of Common Area Expenses and its allocated share of the Shopping Center’s real property taxes and insurance cost as set forth in the lease.  Current additional monthly payments for expense reimbursement total $____________ per month for common area maintenance, property insurance and real estate taxes.

5.

Tenant has given [no security deposit] [a security deposit of $______________].

6.

No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

7.

All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant’s premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

8.

The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

9.

Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default.  Tenant has no rights to off-set or defense against Landlord as of the date hereof.

10.

The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord.  The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to you or to any Agent acting on your behalf.

Very truly yours,

Mailing Address:___________________________________

________________________________________

________________________________________ (Tenant)

By:

Its:

EXHIBIT 4.3

Threatened Litigation or Pending Proceedings

None

EXHIBIT 4.6

Contracts

Sweeping – All Star Property Svc.

Porter – All Star Property Svc.

Towing – United Tows, LLC

Landscaping – The Kenlee Group, LLC

Pest Control – Power Pest Elimination

Lighting Services – Humphrey & Associates, Inc.

Electric – Strategic Energy

EXHIBIT 4.11

Environmental Matters

Update to Phase I Environmental Site Assessment and Limited Sampling Survey by Law Engineering and Environmental Services dated October 3, 1995

Report of Phase I and Preliminary Phase II Environmental Assessment by Law Engineering and Environmental Services dated May 1994

Matters referenced in letter correspondence from the Texas National Resource Conservation Commission dated February 27, 1995, January 9, 1997, and February 20, 1997

EXHIBIT 8.1(g)

Form of Landlord Estoppel Letter

(date)

Attention:

RE:

_____________________________________________ (Name of Shopping Center)

Ladies and Gentlemen:

The undersigned Landlord hereby confirms that:

11.

 is the Tenant of Landlord in the above Shopping Center, and is currently in possession and paying rent on premises known as __________________________ Store No. ______ [or Address: _____________], and containing approximately _____ square feet, under the terms of the lease dated _______, which has (not) been amended by amendment dated the “Lease”).  There are no other written or oral agreements between Tenant and Landlord.

12.

The term of the Lease commenced on ___________, expiring on ___________________, with options to extend of ________________ (___) years each.

13.

As of ____________________, monthly minimum rental is $_______________ a month.

14.

Tenant is required to pay its allocated share of Common Area Expenses and its allocated share of the Shopping Center’s real property taxes and insurance cost as set forth in the lease.  Current additional monthly payments for expense reimbursement total $____________ per month for common area maintenance, property insurance and real estate taxes.

15.

Tenant has given [no security deposit] [a security deposit of $______________].

16.

No payments under the Lease have been received by Landlord for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

17.

To the best of Landlord’s knowledge, all matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the

Tenant’s premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

18.

Except as set forth in the Lease, the Tenant has no first right of refusal, option to expand, option to terminate, or exclusive business rights.

19.

Landlord has not received notice of any Landlord default under the Lease from Tenant and Landlord has not delivered notice to Tenant of any Tenant default under the Lease.

The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord.

Very truly yours,

Mailing Address:___________________________________

________________________________________

________________________________________ (Tenant)

By:

Its: